UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 27, 2015, Xylem Inc. (the “Company”), as borrower, entered into a Five-Year Revolving Credit Facility Agreement (the “2015 Credit Agreement”), a senior unsecured revolving credit facility, in an aggregate principal amount of up to $600,000,000, effective as of March 27, 2015, with a syndicate of lenders arranged by Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Lead Arrangers and Joint Bookrunners, Citibank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A, as Syndication Agent, and Wells Fargo Bank, N.A., as Documentation Agent. The 2015 Credit Agreement provides for increases of up to $200,000,000 for a possible maximum total of $800,000,000 in aggregate principal amount at the request of the Company and with the consent of the institutions providing such increased commitments. The facility made available by the 2015 Credit Agreement will be used for working capital and other general corporate purposes.

Interest on all loans under the 2015 Credit Agreement is payable either quarterly or at the expiration of any LIBOR interest period applicable thereto. Borrowings accrue interest at a rate equal to, at the Company’s election, a base rate or an adjusted LIBOR rate plus an applicable margin. The Company will also pay quarterly fees to each lender for such lender’s commitment to lend in an amount based on the credit rating of the Company, whether such commitment is used or unused, as well as a quarterly letter of credit fee at a rate per annum based on the letter of credit exposure of such lender during the preceding quarter.

The 2015 Credit Agreement requires the Company to maintain a consolidated total debt to consolidated EBITDA ratio, which will be based on the last four fiscal quarters.

The 2015 Credit Agreement also contains a number of affirmative and restrictive covenants, including limitations on the incurrence of secured debt, liens, sale and lease-back transactions, mergers, consolidations, liquidations, dissolutions and sales of assets. The 2015 Credit Agreement also contains customary events of default.

The Company has the ability to designate subsidiaries that can borrow under the 2015 Credit Agreement, subject to certain requirements and conditions set forth in the 2015 Credit Agreement.

No borrowings are outstanding under the 2015 Credit Agreement on the date hereof.

The foregoing summary is qualified in its entirety by reference to the 2015 Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 1.02.	Termination of a Material Definitive Agreement

In connection with entering into the 2015 Credit Agreement, on March 27, 2015 the Company terminated the Four-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 25, 2011 (the “2011 Credit Agreement”), among the Company, certain lenders and JPMorgan Chase Bank, N.A. as Administrative Agent, which provided for a senior unsecured $600,000,000 revolving credit facility. The 2011 Credit Agreement provided for increases of up to $200,000,000 for a possible maximum total of $800,000,000 in aggregate principal amount at the request of the Company and with the consent of the institutions providing such increased commitments.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this report is incorporated by reference into this Item 2.03

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Five-Year Revolving Credit Facility Agreement, dated as of March 27, 2015 among Xylem Inc. and the Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: March 31, 2015	By:	/s/ Michael T. Speetzen
Michael T. Speetzen
Senior Vice President and Chief Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Five-Year Revolving Credit Facility Agreement, dated as of March 27, 2015 among Xylem Inc. and the Lenders party thereto.